FOR IMMEDIATE RELEASE

Investor Contact
Enrique Mayor-Mora, Denny’s: 877-784-7167

Media Contact
Liz Brady, ICR: 646-277-1226

Denny’s Secures $300 Million Credit Facility

- Company Completes Refinancing and Improves Financial Flexibility -
- Announces Initial Settlement of Tender Offer and Consent Solicitation -

Spartanburg, SC – September 30, 2010 – Denny’s Corporation (NASDAQ: DENN) today announced it has secured a $300 million credit facility that is comprised of a $50 million five year senior secured revolver and a $250 million six year senior secured term loan in connection with the amendment and restatement of Denny’s existing senior secured credit facilities. The new credit facility provides the Company with increased financial flexibility while extending the maturities until 2015 and 2016.

“The closing of this amended and restated facility substantially increases our financial flexibility through the relaxing of restrictive covenants and an ability to return value to stockholders over time through debt reduction and additional measures. The amended and restated facility is a testament to the progress we have made over the years to position our Company in a much more advantageous position both financially and as a leader in the industry,” commented Debra Smithart-Oglesby, Interim Chief Executive Officer and Board Chair. “This facility will help us continue to execute on our strategy of gaining market share and improving our operating performance over time.”

Borrowings for the term loan will bear interest at a rate set at LIBOR plus 475 basis points, with a LIBOR floor of 1.75%. The loan was issued at 98.5%, reflecting an Original Issue Discount. The credit facility includes an accordion feature that would allow the Company to increase the size of the facility to $325 million.

A portion of the proceeds of the term loans are being used to repurchase or redeem the $175 million aggregate principal amount of 10% Senior Notes due 2012 issued by Denny’s Holdings, Inc. a wholly-owned subsidiary of Denny’s Corporation and guaranteed by Denny’s Corporation (the “Notes”) (CUSIP No. 24869QAB8).  Denny’s Holdings had previously announced an offer to purchase for cash (the “Tender Offer”) any and all of its Notes and that an aggregate of $125,266,000 principal amount of its Notes that had been validly tendered and not validly withdrawn prior to September 22, 2010, at 5:00 p.m., New York City time (the “Consent Date”).

Denny’s Holdings has now paid $1,002.50 (the “Total Consideration”) for each $1,000 principal amount of the Notes validly tendered on or prior to the Consent Date, which included a consent payment of $10.00 per $1,000 principal amount of Notes, plus accrued and unpaid interest on the purchased Notes up to, but not including, September 30, 2010. The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on October 6, 2010 (the “Expiration Time”), unless extended.   Any Notes tendered after 5:00 p.m., New York City time, on September 22, 2010 may not be withdrawn unless required by law.  The “Tender Offer Consideration” for each $1,000 principal amount of the Notes validly tendered after the Consent Date and on or before the Expiration Time and accepted for purchase will be $992.50.  The terms and conditions of the Tender Offer are set forth in the Offer to Purchase and Consent Solicitation Statement dated September 9, 2010 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal (the “Letter of Transmittal”).

Additionally, the Supplemental Indenture (the “Supplemental Indenture”) dated as of September 22, 2010 among Denny’s Holdings, Denny’s Corporation, and U.S. Bank National Association, as trustee (the “Trustee”), that amends and supplements the Indenture dated as of October 5, 2004 (the “Indenture”) among Denny’s Holdings, Denny’s Corporation and the Trustee has now become operative and substantially all of the restrictive covenants and certain events of default contained in the Indenture have been eliminated.

On October 1, 2010, Denny’s intends to give a notice of redemption pursuant to the Indenture providing that it will redeem all Notes not purchased in the Tender Offer at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date.

This press release is neither an offer to purchase, nor a solicitation for acceptance of an offer to sell, the Notes. Denny’s Holdings is making the Tender Offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal.  The complete terms and conditions of the Offer are set forth in the Offer to Purchase and the Letter of Transmittal that were sent to holders of Notes. Holders are urged to read these documents carefully. Copies of the Offer to Purchase and Letter of the Transmittal may be obtained from the Information Agent for the Tender Offer, Global Bondholder Services Corporation, at 866-952-2200 (US toll-free) and 212-430-3774 (collect).  This press release does not constitute a notice of redemption or an obligation to issue a notice of redemption.

BofA Merrill Lynch and Wells Fargo Securities are acting as exclusive Dealer Managers and Solicitation Agents for the Tender Offer. Questions regarding the Tender Offer may be directed to BofA Merrill Lynch at 888-292-0070 (toll-free) and 646-855-3401 (collect) and Wells Fargo Securities at 866-309-6316 (toll-free) and 704-715-8341 (collect).

The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of Denny’s Holdings by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Denny’s
Denny’s is one of America’s largest full-service family restaurant chains, currently operating 1,600 franchised, licensed, and Company-owned restaurants across the United States, Canada, Costa Rica, Mexico, Guam, Puerto Rico and New Zealand.  For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit the Denny’s investor relations website.

Forward Looking Statements

Denny’s Corporation (the “Company”) urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed may constitute forward-looking statements.  These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of the Company, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; and other factors from time to time set forth in the Company’s Securities and Exchange Commission reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2009 (and in the Company’s subsequent quarterly reports on Form 10-Q).